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                                                                    EXHIBIT 21.1

Auspex Systems, Inc
Form 10K - Yr ended June 30, 2000


                                                                                                    DOMESTIC OR
                                     BUSINESS OR TYPE                         DATE ACQUIRED      FOREIGN COUNTRY OF
NAME                                   OF OPERATION         % OF OWNERSHIP      OR CREATED         INCORPORATION
-----                                ----------------       --------------    -------------      ------------------
Auspex Systems Limited               Sales & Support           100%              8/23/93         UK
Auspex Systems, S.A.                 Sales & Support           100%             12/23/93         France
Auspex Systems, GMBH                 Sales & Support           100%              9/21/93         Germany
Auspex KK                            Sales & Support           100%              3/10/98         Japan
Auspex A/P PTE LTD                   Sales & Support           100%              5/16/00         Singapore
Auspex International, Inc            Holding Company           100%              12/1/93         Domestic
Auspex Foreign Sales Corporation     Foreign Sales             100%               8/3/92         Barbados, West Indies
Alphatronix, Inc.*                   Engineering Development   100%              6/30/97         Domestic

* Alphatronix, Inc. became inactive 8/30/99.